Exhibit 10.3

Dated 13 November 2015

Intra-Group Loan Agreement

between

Teligent Canada Inc.

as Borrower

and

Teligent, Inc.

as Lender

White & Case LLP 5

Old Broad Street

London EC2N 1DW

THIS INTRA-GROUP LOAN AGREEMENT is made on 13 November 2015 between:

(1)	Teligent Canada Inc. (company number BC1054508), a company incorporated in Canada, whose registered office is at Suite 2600, Three Bentall Centre, P.O. Box 49314, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3 (the “Borrower”); and

(2)	Teligent, Inc. (company number 842746), a company incorporated in Delaware, USA whose registered office is at 105 Lincoln Ave., Buena, NJ (the “Lender”).

BACKGROUND

(A)	The Lender wishes to make available a loan facility in the principal amount of US$4,634,766 to the Borrower on the terms set out in this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1	Definitions:

“Loan” means any loan made or to be made by the Lender to the Borrower pursuant to this Agreement or the principal amount outstanding for the time being of that loan;

“Agreement” means this intra-group loan agreement;

“Parties” means the parties to this Agreement and “Party” means any one of them; and

“Maturity Date” means 13 November 2022.

1.2	Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.3	Clauses and Headings

References to Clauses are to Clauses of this Agreement.

1.4	References to persons and companies

References to:

(a)	a person include any firm, company, government, state, partnership, trust or unincorporated association (whether or not having separate legal personality); and

(b)	a company shall include any company, corporation or any body corporate, wherever incorporated.

1.5	References to documents

References to any document (including to this Agreement) shall include that document as amended or novated and any amendment or novation.

2.	LOAN

2.1	The Lender shall make available to the Borrower a loan facility in the aggregate principal amount of US$4,634,766 on and subject to the terms and conditions set out in this Agreement.

2.2	The Lender shall advance to the Borrower such sums as the Borrower may request from time to time, provided that:

(a)	the Borrower gives notice to the Lender specifying the amount of the proposed Loan, the account to which the proposed Loan is to be advanced and the date when the proposed Loan is to be advanced; and

(b)	the amount of the proposed Loan, when aggregated with the aggregate amount of all outstanding Loans, shall not exceed the amount specified in Clause 2.1.

2.3	All Loans made by the Lender under this Agreement shall be paid by telegraphic transfer for same day value to such account as the Borrower nominates from time to time, or in such other manner as the Parties agree in writing.

3.	INTEREST

3.1	The interest on the principal amount of each Loan shall accrue at a rate equal to the short-term Applicable Federal Rate published by the Internal Revenue Service for the month of November and shall reset on an annual basis automatically (the “Interest Rate”). The initial Interest Rate shall equal 0.49 percent per annum (which interest rate is based on the short-term Applicable Federal Rate published by the Internal Revenue Service in the Revenue Ruling 2015-22.) Interest accruals and payments will be calculated on the actual number of days elapsed and a 360-day year.

3.2	Interest on each Loan in respect of any 360-day year shall be payable annually on 13 November.

4.	REPAYMENT AND PREPAYMENT

4.1	The Borrower shall repay all outstanding Loans, together with all interest accrued on it and all other amounts then due from the Borrower under this Agreement, on the Maturity Date or following a demand by the Lender, whichever is earlier.

4.2	The Borrower may prepay the whole or any part of the Loans to the Lender at any time prior to the Maturity Date (together with all interest accrued but otherwise without any premium or penalty).

4.3	A certificate from the Lender as to the amount at any time due from the Borrower under this Agreement shall, in the absence of manifest error, be conclusive.

5.	PAYMENTS

5.1	All payments due to be made by the Borrower under this Agreement shall be made:

(a)	in full without any set-off or counterclaim (unless otherwise agreed) or any deductions for, or on account of, any present or future income or other taxes, levies, duties or charges whatsoever, except as required by law; and

(b)	to such account as notified to the Borrower by the Lender from time to time, or in such other manner as the Parties may agree in writing.

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6.	OTHER PROVISIONS

6.1	Assignment

Neither Party may, without the prior written consent of the other, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of all or any of its obligations under this Agreement, or any benefit arising under or out of this Agreement.

6.2	Whole Agreement

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

6.3	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term, or enjoy any benefit under this Agreement.

6.4	Notices

(a)	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)	in writing;

(ii)	delivered by email, hand, pre-paid first class post or courier; and

(iii)	sent to such address as may be notified to the sending Party by the other Party from time to time.

(b)	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	24 hours after posting, if delivered by pre-paid first class post;

(ii)	at the time of delivery, if delivered by hand or courier; or

(iii)	24 hours after it was sent, if sent by email.

6.5	Counterparts

This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. The Borrower and the Lender may enter into this Agreement by executing any such counterpart.

6.6	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and the Parties irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

In witness whereof this Agreement has been duly executed on the date first set out above.

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SIGNED by Jason Grenfell-Gardner

on behalf of Teligent Canada Inc.

SIGNED by Jenniffer Collins

on behalf of Teligent, Inc.

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